EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2019 RESULTS

•

Total contract drilling revenues were $784 million (total adjusted contract drilling revenues of $832 million), compared with  $758 million in the second quarter of 2019 (total adjusted contract drilling revenues of $805 million);

•	Revenue efficiency(1) was 97.0%, compared with 97.8% in the prior quarter;
•	Operating and maintenance expense was $547 million, compared with $510 million in the previous quarter;
•

Net loss attributable to controlling interest was $825 million, $1.35 per diluted share, compared with net loss attributable to controlling interest of $208 million, $0.34 per diluted share, in the second quarter of 2019;

•

Adjusted net loss was $234 million, $0.38 per diluted share, excluding $591 million of net unfavorable items. This compares with adjusted net loss of $209 million, $0.34 per diluted share, in the prior quarter;

•	Adjusted EBITDA was $245 million, compared with adjusted EBITDA of $257 million in the prior quarter; and
•	Contract backlog was $10.8 billion as of the October 2019 Fleet Status Report.

STEINHAUSEN, Switzerland—October 28, 2019—Transocean Ltd. (NYSE: RIG) today reported net loss attributable to controlling interest of $825 million, $1.35 per diluted share, for the three months ended September 30, 2019.

Third quarter 2019 results included net unfavorable items of $591 million, or $0.97 per diluted share, as follows:

•	$583 million, $0.96 per diluted share, loss on impairment primarily for three floaters previously announced for retirement,
•	$12 million, $0.02 per diluted share, loss on retirement of debt; and
•	$6 million, $0.01 per diluted share, loss on disposal of assets.

These unfavorable items were partially offset by:

•	$10 million, $0.02 per diluted share, related to discrete tax items.

After consideration of these net unfavorable items, third quarter 2019 adjusted net loss was $234 million, or $0.38 per diluted share.

Contract drilling revenues for the three months ended September 30, 2019,  sequentially increased $26 million, primarily due to the commencement of operations of the newbuild harsh environment floater Transocean Norge. The quarter was also favorably impacted by increased fleet utilization and an additional operating day. These increases were partially offset by increased shipyard days.

The third quarter included a non-cash revenue reduction of $48 million, compared to $47 million in the second quarter, from contract intangible amortization associated with the Songa and Ocean Rig acquisitions.

Operating and maintenance expense was $547 million, compared with $510 million in the prior quarter. The sequential increase was the result of higher shipyard costs and contract preparation related to the reactivation of the ultra-deepwater drillships Deepwater Corcovado and Deepwater Mykonos, and the commencement of operations of the newbuild Transocean Norge.

General and administrative expense was $45 million, in line with the second quarter.

Interest expense, net of amounts capitalized, was $166 million, compared with $168 million in the prior quarter and capitalized interest sequentially increased $1 million to $10 million. Interest income was $11 million, compared with $12 million in the prior quarter.

The Effective Tax Rate(2) was (6.9)%,  up from (21.9)% in the prior quarter.  The increase was primarily due to impairment losses in jurisdictions with no tax benefit. This was partially offset by a decrease to tax expense related to settlements of various uncertain tax positions. The Effective Tax Rate excluding discrete items was (37.5)% compared to (25.4)% in previous quarter.

Cash flows provided by operating activities were $91 million, compared to $153 million in the prior quarter. The third quarter decrease was primarily due to reduced collections of customer receivables, and the timing of interest payments.

Third quarter 2019 capital expenditures of  $121 million were related to the company’s newbuild drillships under construction at the Jurong shipyard along with capital upgrades for certain rigs in our fleet. This compares with $86 million in the previous quarter.

“In the third quarter, the Transocean team continued to operate at a high level for our customers and our shareholders,” said President and Chief Executive Officer Jeremy Thigpen. “Driven by strong uptime performance across our global fleet, we delivered revenue efficiency of 97%, resulting in an Adjusted EBITDA Margin of 29%.”

Thigpen added, “As we approach the end of the year, we will remain focused on exceeding our customers’ performance expectations. We continue to become more encouraged by our current and future prospects and our increasing level of tender participation. We are gaining improved visibility to additional opportunities in the harsh environment market of Norway; along with escalating interest in our fleet of high-specification ultra-deepwater assets for upcoming projects in the Gulf of Mexico, Brazil and West Africa.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 45 mobile offshore drilling units consisting of 28 ultra-deepwater floaters, 14 harsh environment floaters and three midwater floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 2 p.m. CET, on Tuesday,  October 29, 2019, to discuss the results. To participate, dial +1 334-777-6978 and refer to conference code 6385237 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT,5 p.m. CET, on October 29, 2019. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 6385237 and pin 3332. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the results of our final accounting for the periods presented in this press release,  the ability to successfully integrate the Transocean and Ocean Rig businesses, the success of our business following the acquisition of Ocean Rig UDW Inc. (“Ocean Rig”) and Songa Offshore SE (“Songa”),  and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2018, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”

(2)

Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018

Contract drilling revenues	$784	$816	$2,296	$2,270

Costs and expenses
Operating and maintenance	547	447	1,565	1,302
Depreciation and amortization	212	201	648	614
General and administrative	45	35	139	134
	804	683	2,352	2,050
Loss on impairment	(583)	(432)	(584)	(1,446)
Loss on disposal of assets, net	(4)	(6)	(7)	—
Operating loss	(607)	(305)	(647)	(1,226)

Other income (expense), net
Interest income	11	11	33	36
Interest expense, net of amounts capitalized	(166)	(160)	(500)	(455)
Loss on retirement of debt	(12)	(1)	(39)	(3)
Other, net	3	16	34	6
	(164)	(134)	(472)	(416)
Loss before income tax expense	(771)	(439)	(1,119)	(1,642)
Income tax expense (benefit)	54	(30)	83	118

Net loss	(825)	(409)	(1,202)	(1,760)
Net income (loss) attributable to noncontrolling interest	—	—	2	(6)
Net loss attributable to controlling interest	$(825)	$(409)	$(1,204)	$(1,754)

Loss per share
Basic	$(1.35)	$(0.88)	$(1.97)	$(3.86)
Diluted	$(1.35)	$(0.88)	$(1.97)	$(3.86)

Weighted-average shares outstanding
Basic	613	463	612	454
Diluted	613	463	612	454

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30,	December 31,
	2019	2018

Assets
Cash and cash equivalents	$1,906	$2,160
Accounts receivable, net of allowance for doubtful accounts
of less than $1 at December 31, 2018	639	604
Materials and supplies, net of allowance for obsolescence
of $123 and $134 at September 30, 2019 and December 31, 2018, respectively	475	474
Restricted cash accounts and investments	551	551
Other current assets	200	159
Total current assets	3,771	3,948

Property and equipment	24,203	25,811
Less accumulated depreciation	(5,255)	(5,403)
Property and equipment, net	18,948	20,408
Contract intangible assets	655	795
Deferred income taxes, net	21	66
Other assets	1,054	448
Total assets	$24,449	$25,665

Liabilities and equity
Accounts payable	$308	$269
Accrued income taxes	35	70
Debt due within one year	349	373
Other current liabilities	797	746
Total current liabilities	1,489	1,458

Long-term debt	9,041	9,605
Deferred income taxes, net	193	64
Other long-term liabilities	1,784	1,424
Total long-term liabilities	11,018	11,093

Commitments and contingencies

Shares, CHF 0.10 par value, 639,674,422 authorized, 142,365,398 conditionally authorized, 617,970,525 issued and 611,849,468 outstanding at September 30, 2019, and 638,285,574 authorized, 143,754,246 conditionally
authorized, 610,581,677 issued and 609,649,291 outstanding at December 31, 2018	59	59
Additional paid-in capital	13,415	13,394
Accumulated deficit	(1,246)	(67)
Accumulated other comprehensive loss	(295)	(279)
Total controlling interest shareholders’ equity	11,933	13,107
Noncontrolling interest	9	7
Total equity	11,942	13,114
Total liabilities and equity	$24,449	$25,665

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended
	September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(1,202)	$(1,760)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	140	78
Depreciation and amortization	648	614
Share-based compensation expense	28	36
Loss on impairment	584	1,446
Loss on disposal of assets, net	7	—
Loss on retirement of debt	39	3
Deferred income tax expense	139	50
Other, net	28	12
Changes in deferred revenues, net	19	(127)
Changes in deferred costs, net	(21)	23
Changes in other operating assets and liabilities, net	(216)	(55)
Net cash provided by operating activities	193	320

Cash flows from investing activities
Capital expenditures	(259)	(140)
Proceeds from disposal of assets, net	52	37
Investments in unconsolidated affiliates	(77)	(107)
Unrestricted and restricted cash acquired in business combination	—	131
Proceeds from maturities of unrestricted and restricted investments	123	500
Deposits to unrestricted investments	—	(50)
Other, net	3	—
Net cash provided by (used in) investing activities	(158)	371

Cash flows from financing activities
Proceeds from issuance of debt, net of discount and issue costs	1,056	1,319
Repayments of debt	(1,189)	(2,015)
Proceeds from investments restricted for financing activities	—	26
Payments to terminate derivative instruments	—	(92)
Other, net	(34)	(29)
Net cash used in financing activities	(167)	(791)

Net decrease in unrestricted and restricted cash and cash equivalents	(132)	(100)
Unrestricted and restricted cash and cash equivalents, beginning of period	2,589	2,975
Unrestricted and restricted cash and cash equivalents, end of period	$2,457	$2,875

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Contract Drilling Revenues (in millions)	2019	2019	2018	2019	2018
Contract drilling revenues
Ultra-deepwater floaters	$494	$486	$482	$1,455	$1,330
Harsh environment floaters	281	251	265	790	721
Deepwater floaters	—	1	36	8	106
Midwater floaters	9	20	19	43	58
High-specification jackups	—	—	14	—	55
Total contract drilling revenues	$784	$758	$816	$2,296	$2,270

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Average Daily Revenue (1)	2019	2019	2018	2019	2018
Ultra-deepwater floaters	$339,400	$335,400	$340,500	$338,200	$364,500
Harsh environment floaters	298,300	301,700	309,000	295,300	298,500
Deepwater floaters	—	—	195,700	—	193,000
Midwater floaters	106,200	163,700	98,500	118,100	103,000
High-specification jackups	—	—	145,700	—	149,100
Total drilling fleet	$314,500	314,900	$295,000	$312,000	$297,300

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Utilization (2)	2019	2019	2018	2019	2018
Ultra-deepwater floaters	51%	50%	56%	49%	46%
Harsh environment floaters	79%	76%	83%	78%	83%
Deepwater floaters	—%	—%	100%	—%	100%
Midwater floaters	33%	39%	43%	38%	38%
High-specification jackups	—%	—%	100%	—%	97%
Total drilling fleet	58%	56%	65%	57%	58%

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Revenue Efficiency (3)	2019	2019	2018	2019	2018
Ultra-deepwater floaters	98%	98%	95%	99%	95%
Harsh environment floaters	96%	95%	95%	95%	95%
Deepwater floaters	—%	—%	96%	—%	94%
Midwater floaters	79%	130%	98%	102%	98%
High-specification jackups	—%	—%	99%	—%	100%
Total drilling fleet	97%	98%	95%	98%	95%

(1) Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD	QTD	YTD
	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(1,204)	$(825)	$(379)	$(208)	$(171)
Acquisition and restructuring costs	1	—	1	1	—
Gain on bargain purchase	(11)	—	(11)	(9)	(2)
Loss on impairment of assets	584	583	1	1	—
(Gain) loss on disposal of assets, net	7	6	1	2	(1)
Loss on retirement of debt	39	12	27	9	18
Discrete tax items and other, net	(40)	(10)	(30)	(5)	(25)
Net loss, as adjusted	$(624)	$(234)	$(390)	$(209)	$(181)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(1.97)	$(1.35)	$(0.62)	$(0.34)	$(0.28)
Acquisition and restructuring costs	—	—	—	—	—
Gain on bargain purchase	(0.02)	—	(0.02)	(0.01)	—
Loss on impairment of assets	0.97	0.96	—	—	—
(Gain) loss on disposal of assets, net	0.01	0.01	—	—	—
Loss on retirement of debt	0.06	0.02	0.05	0.01	0.03
Discrete tax items and other, net	(0.07)	(0.02)	(0.05)	—	(0.05)
Diluted loss per share, as adjusted	$(1.02)	$(0.38)	$(0.64)	$(0.34)	$(0.30)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/18	12/31/18	09/30/18	09/30/18	06/30/18	06/30/18	03/31/18
Adjusted Net Income (Loss)
Net loss attributable to controlling interest, as reported	$(1,996)	$(242)	$(1,754)	$(409)	$(1,345)	$(1,135)	$(210)
Acquisition and restructuring costs	34	12	22	4	18	11	7
Gain on bargain purchase	(10)	(10)	—	—	—	—	—
Loss on impairment of goodwill and other assets	1,464	18	1,446	432	1,014	1,014	—
(Gain) loss on disposal of assets, net	(7)	(1)	(6)	1	(7)	(1)	(6)
Loss on retirement of debt	3	—	3	1	2	2	—
Discrete tax items and other, net	143	52	91	1	90	91	(1)
Net income (loss), as adjusted	$(369)	$(171)	$(198)	$30	$(228)	$(18)	$(210)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted loss per share, as reported	$(4.27)	$(0.48)	$(3.86)	$(0.88)	$(2.99)	$(2.46)	$(0.48)
Acquisition and restructuring costs	0.07	0.02	0.05	0.01	0.05	0.03	0.02
Gain on bargain purchase	(0.02)	(0.02)	—	—	—	—	—
Loss on impairment of goodwill and other assets	3.13	0.03	3.18	0.93	2.26	2.19	—
(Gain) loss on disposal of assets, net	(0.01)	—	(0.02)	—	(0.02)	—	(0.02)
Loss on retirement of debt	0.01	—	0.01	—	—	—	—
Discrete tax items and other, net	0.30	0.11	0.20	—	0.20	0.20	—
Diluted earnings (loss) per share, as adjusted	$(0.79)	$(0.34)	$(0.44)	$0.06	$(0.50)	$(0.04)	$(0.48)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD	QTD	YTD
	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19

Contract drilling revenues	$2,296	$784	$1,512	$758	$754
Contract intangible amortization	140	48	92	47	45
Adjusted Contract Drilling Revenues	$2,436	$832	$1,604	$805	$799

Net loss	$(1,202)	$(825)	$(377)	$(206)	$(171)
Interest expense, net of interest income	467	155	312	156	156
Income tax expense (benefit)	83	54	29	37	(8)
Depreciation and amortization	648	212	436	219	217
Contract intangible amortization	140	48	92	47	45
EBITDA	136	(356)	492	253	239

Acquisition and restructuring costs	1	—	1	1	—
Loss on impairment of assets	584	583	1	1	—
(Gain) loss on disposal of assets, net	7	6	1	2	(1)
Gain on bargain purchase	(11)	—	(11)	(9)	(2)
Loss on retirement of debt	39	12	27	9	18
Adjusted EBITDA	$756	$245	$511	$257	$254

EBITDA margin	6%	(43)%	31%	31%	30%
Adjusted EBITDA margin	31%	29%	32%	32%	32%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/18	12/31/18	09/30/18	09/30/18	06/30/18	06/30/18	03/31/18

Contract drilling revenues	$3,018	$748	$2,270	$816	$1,454	$790	$664
Contract intangible amortization	112	34	78	29	49	30	19
Contract drilling revenues before amortization	3,130	782	2,348	845	1,503	820	683
Drilling contract termination fees	(124)	(12)	(112)	(37)	(75)	(37)	(38)
Adjusted Contract Drilling Revenues	$3,006	$770	$2,236	$808	$1,428	$783	$645

Net loss	$(2,003)	$(243)	$(1,760)	$(409)	$(1,351)	$(1,139)	$(212)
Interest expense, net of interest income	567	148	419	149	270	135	135
Income tax expense (benefit)	228	110	118	(30)	148	85	63
Depreciation expense	818	204	614	201	413	211	202
Contract intangible amortization	112	34	78	29	49	30	19
EBITDA	(278)	253	(531)	(60)	(471)	(678)	207

Acquisition and restructuring costs	34	12	22	4	18	11	7
Loss on impairment of goodwill and other assets	1,464	18	1,446	432	1,014	1,014	—
Gain on bargain purchase	(10)	(10)	—	—	—	—	—
(Gain) loss on disposal of assets, net	(7)	(1)	(6)	1	(7)	(1)	(6)
Loss on retirement of debt	3	—	3	1	2	2	—
	1,206	272	934	378	556	348	208

Drilling contract termination fees	(124)	(12)	(112)	(37)	(75)	(37)	(38)
Adjusted EBITDA	$1,082	$260	$822	$341	$481	$311	$170

EBITDA margin	(9)%	32%	(23)%	(7)%	(31)%	(83)%	30%
Adjusted EBITDA margin	36%	34%	37%	42%	34%	40%	26%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Loss before income taxes	$(771)	$(169)	$(439)	$(1,119)	$(1,642)
Acquisition and restructuring costs	—	1	4	1	22
Gain on bargain purchase	—	(9)	—	(11)	—
Loss on impairment of goodwill and other assets	583	1	432	584	1,446
(Gain) loss on disposal of assets, net	6	2	1	7	(6)
Loss on retirement of debt	12	9	1	39	3
Adjusted loss before income taxes	$(170)	$(165)	$(1)	$(499)	$(177)

Income tax expense (benefit)	$54	$37	$(30)	$83	$118
Acquisition and restructuring costs	—	—	—	—	—
Gain on bargain purchase	—	—	—	—	—
Loss on impairment of goodwill and other assets	—	—	—	—	—
(Gain) loss on disposal of assets, net	—	—	—	—	—
Loss on retirement of debt	—	—	—	—	—
Changes in estimates (1)	10	5	(1)	40	(91)
Adjusted income tax expense (benefit) (2)	$64	$42	$(31)	$123	$27

Effective Tax Rate (3)	(6.9)%	(21.9)%	6.7%	(7.4)%	(7.2)%

Effective Tax Rate, excluding discrete items (4)	(37.5)%	(25.4)%	2,757.6%	(24.7)%	(15.6)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in
(a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended September 30, 2019 included $22 million of additional tax expense, reflecting the cumulative effect of an increase in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.